Exhibit 21
NOBLE ENERGY, INC.
SUBSIDIARIES

NAME	JURISDICTION OF ORGANIZATION
Alba Associates LLC	Cayman Islands
Alba Plant LLC	Cayman Islands
AMPCO Marketing, L.L.C.	Michigan
AMPCO Services, L.L.C.	Michigan
Ardmore Real Estate, LLC	Delaware
Atlantic Methanol Associates LLC	Cayman Islands
Atlantic Methanol Production Company LLC	Cayman Islands
Berry UN 13-73H Partnership	Colorado
Comin 1989 Partnership	Oklahoma
CONE Gathering LLC (Partnership)	Delaware
EDC Ecuador Ltd.	Delaware
EDC Ireland	Cayman Islands
EDC South America Limited	Cayman Islands
Energy Development Corporation (Argentina), Inc.	Delaware
Energy Development Corporation (China), Inc.	Delaware
Lazy D ZN 3-15H Partnership	Colorado
MachalaPower Cia. Ltda.	Cayman Islands
NBL C.V.	Netherlands
NBL Cameroon Holdings, LLC	Delaware
NBL Cameroon Limited	Cayman Islands
NBL Eastern Mediterranean Marketing Limited	Cayman Islands
NBL Gabon Holding, LLC	Delaware
NBL Gabon Limited	Cayman Islands
NBL Gabon LLC	Delaware
NBL International C.V.	Netherlands
NBL International Finance B.V.	Netherlands
NBL International Holdings, LLC	Delaware
NBL International Risk Management Limited	Cayman Islands
NBL Jordan Marketing Limited	Cayman Islands
NBL Mexico Holding, LLC	Delaware
NBL Mexico, Inc.	Delaware
NBL Midstream, LLC	Delaware
NBL Netherlands B.V.	Netherlands
NBL Nicaragua Holding, LLC	Delaware
NBL Nicaragua Limited	Cayman Islands
NBL UK C.V.	Netherlands
NCWYO Assets LLC	Delaware
Noble Energy (Cyprus) Limited	Cyprus
Noble Energy (ISE) Limited	United Kingdom
Noble Energy (Oilex) Limited	United Kingdom
Noble Energy Cameroon Limited	Cayman Islands
Noble Energy Capital Limited	United Kingdom
Noble Energy Cyprus LNG Ltd (fka Noble Energy Cyprus Oil & Gas Ltd)	Cyprus
Noble Energy EG Ltd.	Cayman Islands
Noble Energy Falklands Holding, LLC	Delaware
Noble Energy Falklands Limited	United Kingdom
Noble Energy Gabon Holding Company, LLC (fka Noble Energy EG Holding Company, LLC)	Delaware
Noble Energy Gabon Limited (fka Noble Energy EG II Limited)	Cayman Islands
Noble Energy Global Ventures Ltd. (fka Noble Energy India Ltd.)	Cayman Islands
Noble Energy International Holdings, Inc.	Delaware
Noble Energy International Holdings, LLC	Delaware
Noble Energy International Ltd. (fka Samedan International)	Cyprus

Noble Energy IX, LLC	Delaware
Noble Energy Mediterranean Ltd. (fka Samedan Mediterranean Sea)	Cayman Islands
Noble Energy New Ventures, LLC	Delaware
Noble Energy Nicaragua Ltd.	Cayman Islands
Noble Energy Services, Inc.	Delaware
Noble Energy Sierra Leone Holdings, LLC	Delaware
Noble Energy SL Limited	United Kingdom
Noble Energy US Holdings, LLC	Delaware
Noble Energy Wyco, LLC	Delaware
Noble Energy, Inc. (fka Noble Affiliates, Inc.)	Delaware
Noble Midstream Services, LLC	Delaware
Oil Insurance Company	Bermuda
Samedan Methanol	Cayman Islands
Samedan of North Africa, LLC	Delaware
Samedan Pipe Line Corporation	Delaware
Samedan Royalty Corporation	Delaware
Seven Oaks Insurance Limited	Bermuda
SNS (E&P) Limited	United Kingdom
Temin 1987 Partnership	Oklahoma
White Cliffs Pipeline, LLC	Delaware
Yam Tethys Ltd.	Israel